Exhibit 99
TI reports third quarter 2022 financial results and shareholder returns
Conference call on TI website at 3:30 p.m. Central time today
www.ti.com/ir
DALLAS (Oct. 25, 2022) – Texas Instruments Incorporated (TI) (Nasdaq: TXN) today reported third quarter revenue of $5.24 billion, net income of $2.30 billion and earnings per share of $2.47. Earnings per share included a 2-cent benefit for items that were not in the company's original guidance.
Regarding the company's performance and returns to shareholders, Rich Templeton, TI's chairman, president and CEO, made the following comments:
•"Revenue increased 1% sequentially and increased 13% from the same quarter a year ago, about as expected. During the quarter we experienced expected weakness in personal electronics and expanding weakness across industrial.
•"Our cash flow from operations of $9.0 billion for the trailing 12 months again underscored the strength of our business model. Free cash flow for the same period was $5.9 billion and 29% of revenue. This reflects the quality of our product portfolio, as well as the efficiency of our manufacturing strategy, including the benefit of 300-mm production.
•"Over the past 12 months we invested $3.3 billion in R&D and SG&A, invested $3.1 billion in capital expenditures and returned $7.1 billion to owners.
•"TI's fourth quarter outlook is for revenue in the range of $4.40 billion to $4.80 billion and earnings per share between $1.83 and $2.11. We continue to expect our 2022 effective tax rate to be about 14%."

Free cash flow, a non-GAAP financial measure, is cash flow from operations less capital expenditures.
Earnings summary

(In millions, except per-share amounts)	Q3 2022	Q3 2021	Change
Revenue	$5,241	$4,643	13%
Operating profit	$2,678	$2,305	16%
Net income	$2,295	$1,947	18%
Earnings per share	$2.47	$2.07	19%
Cash generation

		Trailing 12 Months
(In millions)	Q3 2022	Q3 2022	Q3 2021	Change
Cash flow from operations	$2,766	$9,035	$8,524	6%
Capital expenditures	$790	$3,112	$1,392	124%
Free cash flow	$1,976	$5,923	$7,132	(17)%
Free cash flow % of revenue		29.3%	40.6%
Cash return

		Trailing 12 Months
(In millions)	Q3 2022	Q3 2022	Q3 2021	Change
Dividends paid	$1,051	$4,236	$3,761	13%
Stock repurchases	$996	$2,909	$400	627%
Total cash returned	$2,047	$7,145	$4,161	72%

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income	For Three Months Ended September 30,
(In millions, except per-share amounts)	2022	2021
Revenue	$5,241	$4,643
Cost of revenue (COR)	1,624	1,491
Gross profit	3,617	3,152
Research and development (R&D)	431	388
Selling, general and administrative (SG&A)	431	412
Acquisition charges	—	47
Restructuring charges/other	77	—
Operating profit	2,678	2,305
Other income (expense), net (OI&E)	33	15
Interest and debt expense	53	45
Income before income taxes	2,658	2,275
Provision for income taxes	363	328
Net income	$2,295	$1,947

Diluted earnings per common share	$2.47	$2.07

Average shares outstanding:
Basic	913	923
Diluted	923	936

Cash dividends declared per common share	$1.15	$1.02

Supplemental Information (Quarterly, except as noted)

Provision for income taxes is based on the following:
Operating taxes (calculated using the estimated annual effective tax rate)	$391	$337
Discrete tax items	(28)	(9)
Provision for income taxes (effective taxes)	$363	$328

A portion of net income is allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents. Diluted EPS is calculated using the following:
Net income	$2,295	$1,947
Income allocated to RSUs	(11)	(9)
Income allocated to common stock for diluted EPS	$2,284	$1,938

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets	September 30,
(In millions, except par value)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$3,169	$5,663
Short-term investments	5,921	4,119
Accounts receivable, net of allowances of ($10) and ($9)	2,040	1,653
Raw materials	333	224
Work in process	1,347	1,034
Finished goods	724	605
Inventories	2,404	1,863
Prepaid expenses and other current assets	238	287
Total current assets	13,772	13,585
Property, plant and equipment at cost	9,491	6,661
Accumulated depreciation	(3,006)	(2,640)
Property, plant and equipment	6,485	4,021
Goodwill	4,362	4,362
Deferred tax assets	291	309
Capitalized software licenses	75	88
Overfunded retirement plans	273	252
Other long-term assets	799	656
Total assets	$26,057	$23,273

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$499	$500
Accounts payable	780	534
Accrued compensation	662	665
Income taxes payable	123	101
Accrued expenses and other liabilities	734	613
Total current liabilities	2,798	2,413
Long-term debt	7,438	7,239
Underfunded retirement plans	69	129
Deferred tax liabilities	92	86
Other long-term liabilities	1,153	1,255
Total liabilities	11,550	11,122
Stockholders' equity:
Preferred stock, $25 par value. Shares authorized – 10; none issued	—	—
Common stock, $1 par value. Shares authorized – 2,400; shares issued – 1,741	1,741	1,741
Paid-in capital	2,877	2,563
Retained earnings	49,519	44,847
Treasury common stock at cost
Shares: September 30, 2022 – 831; September 30, 2021 – 817	(39,476)	(36,687)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(154)	(313)
Total stockholders' equity	14,507	12,151
Total liabilities and stockholders' equity	$26,057	$23,273
Certain amounts in the prior period's balance sheet have been reclassified to conform to the current presentation.

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows	For Three Months Ended September 30,
(In millions)	2022	2021
Cash flows from operating activities
Net income	$2,295	$1,947
Adjustments to net income:
Depreciation	249	192
Amortization of acquisition-related intangibles	—	47
Amortization of capitalized software	13	14
Stock compensation	68	50
Gains on sales of assets	—	(3)
Deferred taxes	(3)	12
Increase (decrease) from changes in:
Accounts receivable	150	(62)
Inventories	(205)	(13)
Prepaid expenses and other current assets	25	76
Accounts payable and accrued expenses	42	35
Accrued compensation	140	135
Income taxes payable	21	(10)
Changes in funded status of retirement plans	56	13
Other	(85)	(5)
Cash flows from operating activities	2,766	2,428

Cash flows from investing activities
Capital expenditures	(790)	(486)
Proceeds from asset sales	—	3
Purchases of short-term investments	(4,346)	(1,693)
Proceeds from short-term investments	3,033	1,315
Other	(10)	(23)
Cash flows from investing activities	(2,113)	(884)

Cash flows from financing activities
Proceeds from issuance of long-term debt	695	1,495
Dividends paid	(1,051)	(942)
Stock repurchases	(996)	(139)
Proceeds from common stock transactions	78	75
Other	(12)	(19)
Cash flows from financing activities	(1,286)	470

Net change in cash and cash equivalents	(633)	2,014
Cash and cash equivalents at beginning of period	3,802	3,649
Cash and cash equivalents at end of period	$3,169	$5,663

Segment results

(In millions)	Q3 2022	Q3 2021	Change
Analog:
Revenue	$3,993	$3,548	13%
Operating profit	$2,185	$1,871	17%
Embedded Processing:
Revenue	$821	$738	11%
Operating profit	$321	$282	14%
Other:
Revenue	$427	$357	20%
Operating profit*	$172	$152	13%
* Includes acquisition charges and restructuring charges/other.

Non-GAAP financial information
This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting capital expenditures from the most directly comparable GAAP measure, cash flows from operating activities (also referred to as cash flow from operations).
We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.
Reconciliation to the most directly comparable GAAP measures is provided in the table below.

	For 12 Months Ended September 30,
(In millions)	2022	2021	Change
Cash flow from operations (GAAP)	$9,035	$8,524	6%
Capital expenditures	(3,112)	(1,392)
Free cash flow (non-GAAP)	$5,923	$7,132	(17)%

Revenue	$20,190	$17,588

Cash flow from operations as a percentage of revenue (GAAP)	44.7%	48.5%
Free cash flow as a percentage of revenue (non-GAAP)	29.3%	40.6%
This release also includes references to operating taxes, a non-GAAP term we use to describe taxes calculated using the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term operating taxes helps to differentiate from effective taxes, which include discrete tax items.

Notice regarding forward-looking statements
This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe TI's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.
We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:
•The duration and scope of the COVID-19 pandemic, government and other third-party responses to it and the consequences for the global economy, including to our business and the businesses of our suppliers, customers and distributors;
•Economic, social and political conditions, and natural events in the countries in which we, our customers or our suppliers operate, including global trade policies;
•Market demand for semiconductors, particularly in the industrial and automotive markets, and customer demand that differs from forecasts;
•Our ability to compete in products and prices in an intensely competitive industry;
•Evolving cybersecurity and other threats relating to our information technology systems or those of our customers, vendors and other third parties;
•Our ability to successfully implement and realize opportunities from strategic, business and organizational changes, or our ability to realize our expectations regarding the amount and timing of associated restructuring charges and cost savings;
•Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment, our timely implementation of new manufacturing technologies and installation of manufacturing equipment, and our ability to realize expected returns on significant investments in manufacturing capacity;
•Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•Product liability, warranty or other claims relating to our products, software, manufacturing, delivery, services, design or communications, or recalls by our customers for a product containing one of our parts;
•Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to operate our business or subject us to fines, penalties or other legal liability;
•Changes in tax law and accounting standards that impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;
•Financial difficulties of our distributors or semiconductor distributors' promotion of competing product lines to our detriment; or disputes with current or former distributors;
•Losses or curtailments of purchases from key customers or the timing and amount of customer inventory adjustments;
•Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and changing regulatory environment;
•Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•Instability in the global credit and financial markets;
•Our ability to recruit and retain skilled personnel, and effectively manage key employee succession; and
•Impairments of our non-financial assets.
For a more detailed discussion of these factors, see the Risk factors discussion in Item 1A of TI's most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments
Texas Instruments Incorporated (Nasdaq: TXN) is a global semiconductor company that designs, manufactures, tests and sells analog and embedded processing chips for markets such as industrial, automotive, personal electronics, communications equipment and enterprise systems. Our passion to create a better world by making electronics more affordable through semiconductors is alive today, as each generation of innovation builds upon the last to make our technology smaller, more efficient, more reliable and more affordable – making it possible for semiconductors to go into electronics everywhere. We think of this as Engineering Progress. It's what we do and have been doing for decades. Learn more at TI.com.